Press
Information

Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Press Contacts: Kim Myers
Arbitron Inc.
410-312-8500
kim.myers@arbitron.com

FOR IMMEDIATE RELEASE

ARBITRON INC. REPORTS 2011 SECOND QUARTER FINANCIAL RESULTS
Revenue increases 8.4 percent to $95.7 million;
Company reports earnings per share (diluted) of $0.27;
Reiterates 2011 full-year guidance for revenue and earnings per share

Columbia MD, July 21, 2011 – Arbitron Inc. (NYSE: ARB) today announced results for the second quarter ended June 30, 2011.

The Company reported revenue of $95.7 million, an increase of 8.4 percent as compared to revenue of $88.3 million during the second quarter of 2010. The revenue increase was due primarily to the commercialization of the Portable People MeterTM (PPMTM) radio ratings service in the final 15 markets in the second half of 2010, the continued phase-in of contracted PPM price increases and the PPM ratings contract signed with Univision in November 2010.

Costs and expenses for the second quarter increased by 1.1 percent, from $87.7 million in 2010 to $88.7 million in 2011.

For the second quarter of 2011, net income was $7.6 million, an increase of 99.6 percent compared with $3.8 million for the second quarter of 2010. Earnings per share (diluted) was $0.27 for the quarter versus $0.14 for the second quarter of 2010.

Earnings before interest, income tax expense, depreciation and amortization (EBITDA) for the quarter was $19.7 million, an increase of 52.5 percent compared with EBITDA of $12.9 million for the second quarter of 2010. EBITDA margin for the second quarter increased from 14.6 percent to 20.6 percent.

For the six months ended June 30, 2011, revenue was $196.6 million, an increase of 6.7 percent versus revenue of $184.2 million for the same period in 2010.

Costs and expenses for the six months ended June 30, 2011 increased by 1.3 percent, from $158.4 million to $160.5 million.

Net income for the first six months of 2011 increased 35.8 percent to $23.8 million compared with $17.5 million in 2010. Earnings per share (diluted) for the first six months of 2011 was $0.86 compared with $0.65 for the first six months of 2010.

EBITDA increased 27.3 percent from $42.1 million in the first six months of 2010 to $53.6 million for the same period in 2011, with EBITDA margins of 22.9 percent and 27.3 percent, respectively.

Management Comment on Second Quarter 2011 Results
Said William T. Kerr, President and Chief Executive Officer:

“In the second quarter, Starcom MediaVest and ZenithOptimedia signed a multi-year contract renewal for radio ratings and software. These two agencies are part of Publicis Groupe, one of the largest brand communications organizations in the world. The renewal covers eight affiliated agencies, which, in the aggregate, place hundreds of millions of ad dollars on local and national radio outlets.

“In our cross-platform efforts, we recently signed a leading broadcaster to a cross-platform study of audiences to its radio and television outlets in a top-ten market. We continue to see strong interest in our cross-platform initiatives and believe this new contract shows we are moving in the right direction.

“We’ve also made good progress during the first half of the year on the development of a total audience measurement service, combining both over-the-air and Internet audio listening. This planned new service would be the first combined audience measurement of both over-the-air radio audiences and Internet audio audiences with the latter based on server-side metrics for streamed radio broadcasts and pure-play Internet audio programming. The market has shown significant interest in this new service and we anticipate our digital radio service, when launched, will address an important market need for a total audience measurement service.

“Finally, we continue to work on improving margins in our radio ratings business and those efforts paid off with higher EBIT and EBITDA margins in the first half of 2011 compared to 2010. Because we have fully commercialized the PPM service in all 48 planned markets, we also anticipate finishing the full year at higher EBIT and EBITDA margins than 2010 as revenue continues to benefit from phase-in of contracted PPM price increases while the costs associated with commercializing PPM markets are behind us.”

2011 Guidance

Arbitron is reiterating its revenue and earnings per share guidance for 2011.

For the full year 2011, Arbitron continues to expect revenue to increase between six percent and eight percent compared to 2010 revenue of $395.4 million.

The Company continues to anticipate 2011 earnings per share (diluted) of between $1.90 and $2.05, an increase of 16 percent to 25 percent over earnings per share (diluted) of $1.64 for 2010.

Earnings Conference Call: Schedule and Access
Arbitron will host a conference call at 10:00 a.m. Eastern Time, today, July 21, 2011.

The Company invites you to listen to the call toll-free by dialing (800) 826-1884. The conference call can be accessed from outside of the United States by dialing (216) 672-5602. To participate, users will need to use the following code: 80083493. The call will also be available live on the Internet at the following sites: www.arbitron.com and www.streetevents.com.

A replay of the call will be available from 1:00 p.m. on July 21, 2011 through 11:59 p.m. on July 28, 2011. To access the replay, please call (toll free) (800) 642-1687 in the United States, or (706) 645-9291 if you’re calling from outside of the United States. To access the replay, users will need to enter the following code: 80083493.

Presentation of Non-GAAP Information
The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to either net income as an indicator of Arbitron’s operating performance, or cash flow, as a measure of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

About Arbitron
Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable and out-of-home – as well as advertisers and advertising agencies. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter and PPM 360, new technologies for media and marketing research.

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Portable People MeterTM, PPMTM and PPM 360TM are marks of Arbitron Inc.

PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

Arbitron Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	successfully maintain and promote industry usage of our services, a critical mass of broadcaster encoding, and the proper understanding of our audience ratings services and methodology in light of governmental actions, including investigation, regulation, legislation or litigation, customer or industry group activism, or adverse community or public relations efforts;

•	successfully obtain and/or maintain Media Rating Council, Inc. (“MRC”) accreditation for our audience ratings services;

•	successfully launch our cross-platform initiatives;

•	support our current and future services by designing, recruiting and maintaining research samples that appropriately balance quality, size and operational cost;

•	successfully develop, implement and fund initiatives designed to increase sample quality;

•	successfully manage costs associated with cell phone household recruitment and targeted in-person recruitment;

•	successfully manage the impact on our business of the current economic environment generally, and in the advertising market, in particular, including, without limitation, the insolvency of any of our customers or the impact of such downturn on our customers’ ability to fulfill their payment obligations to us;

•	compete with companies that may have financial, marketing, sales, technical or other advantages over us;

•	effectively respond to rapidly changing technologies by creating proprietary systems to support our research initiatives and by developing new services that meet marketplace demands in a timely manner;

•	successfully execute our business strategies, including evaluating and, where appropriate, entering into potential acquisition, joint-venture or other material third-party agreements;

•	manage and process the information we collect in compliance with data protection and privacy requirements;

•	successfully develop and implement technology solutions to encode and/or measure new forms of media content and delivery, and advertising in an increasingly competitive environment; and

•	renew contracts with key customers.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2010, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(Table to Follow)

Arbitron Inc.
Consolidated Statements of Income
Three Months Ended June 30, 2011 and 2010
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,			%
	2011	2010	Change	Change
Revenue	$95,737	$88,339	$7,398	8.4%
Costs and expenses
Cost of revenue	61,025	59,504	1,521	2.6%
Selling, general and administrative	18,656	19,149	(493)	(2.6%)
Research and development	9,017	9,072	(55)	(0.6%)
Total costs and expenses	88,698	87,725	973	1.1%
Operating income	7,039	614	6,425	1046.4%
Equity in net income of affiliate	5,453	5,642	(189)	(3.3%)
Earnings before interest and income taxes (1)	12,492	6,256	6,236	99.7%
Interest income	8	4	4	100.0%
Interest expense	104	254	(150)	(59.1%)
Earnings before income taxes	12,396	6,006	6,390	106.4%
Income tax expense	4,812	2,207	2,605	118.0%
Net Income	7,584	3,799	3,785	99.6%
Basic weighted average common share
Net income	$0.28	$0.14	$0.14	100.0%
Diluted weighted average common share
Net income	$0.27	$0.14	$0.13	92.9%
Weighted average shares used in calculations
Basic	27,159	26,650	509	1.9%
Diluted	27,608	27,074	534	2.0%
Dividends per common share	$0.10	$0.10	—	—
Other data:
EBITDA (1)	$19,731	$12,935	$6,796	52.5%
Non-cash share-based compensation	$1,825	$2,037	$(212)	(10.4%)

(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

Arbitron Inc.
Consolidated Statements of Income
Six Months Ended June 30, 2011 and 2010
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,			%
	2011	2010	Change	Change
Revenue	$196,606	$184,235	$12,371	6.7%
Costs and expenses
Cost of revenue	106,704	102,657	4,047	3.9%
Selling, general and administrative	35,765	36,790	(1,025)	(2.8%)
Research and development	18,012	18,981	(969)	(5.1%)
Total costs and expenses	160,481	158,428	2,053	1.3%
Operating income	36,125	25,807	10,318	40.0%
Equity in net income of affiliate	2,921	3,111	(190)	(6.1%)
Earnings before interest and income taxes (1)	39,046	28,918	10,128	35.0%
Interest income	14	6	8	133.3%
Interest expense	268	519	(251)	(48.4%)
Earnings before income taxes	38,792	28,405	10,387	36.6%
Income tax expense	14,961	10,858	4,103	37.8%
Net Income	23,831	17,547	6,284	35.8%
Basic weighted average common share
Net income	$0.88	$0.66	$0.22	33.3%
Diluted weighted average common share
Net income	$0.86	$0.65	$0.21	32.3%
Weighted average shares used in calculations
Basic	27,119	26,622	497	1.9%
Diluted	27,602	26,999	603	2.2%
Dividends per common share	$0.20	$0.20	—	—
Other data:
EBITDA (1)	$53,600	$42,113	$11,487	27.3%
Non-cash share-based compensation	$3,831	$3,102	$729	23.5%

(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

Arbitron Inc.
EBIT and EBITDA Non-GAAP Reconciliation
Three Months and Six Months Ended June 30, 2011 and 2010
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income	$7,584	$3,799	$23,831	$17,547
Income tax expense	4,812	2,207	14,961	10,858
Net interest expense	96	250	254	513
EBIT (2)	$12,492	$6,256	$39,046	$28,918
Depreciation and amortization	7,239	6,679	14,554	13,195
EBITDA (2)	$19,731	$12,935	$53,600	$42,113
EBIT Margin (2)	13.0%	7.1%	19.9%	15.7%
EBITDA Margin (2)	20.6%	14.6%	27.3%	22.9%

(2) Arbitron’s management believes that presenting EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization), both non-GAAP financial measures, as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating Arbitron’s operating performance in some of the same manners that management does because EBIT and EBITDA exclude certain items that are not directly related to Arbitron’s core operating performance. Arbitron’s management references these non-GAAP financial measures in assessing current performance and making decisions about internal budgets, resource allocation and financial goals.

EBIT is calculated by adding back net interest expense and income tax expense to net income. EBITDA is calculated by adding back net interest expense, income tax expense, and depreciation and amortization to net income.

EBIT and EBITDA should not be considered substitutes either for net income as indicators of Arbitron’s operating performance, or for cash flow as measures of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

Arbitron Inc.
Condensed Consolidated Balance Sheets
June 30, 2011 and December 31, 2010
(In thousands)

	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$8,215	$18,925
Trade receivables	58,551	59,808
Property and equipment, net	68,854	70,332
Goodwill, net	38,895	38,895
Other assets	36,670	41,281
Total assets	$211,185	$229,241
Liabilities and Stockholders’ Equity:
Deferred revenue	$47,746	$36,479
Other liabilities	55,896	62,111
Current debt	5,000	53,000
Stockholders’ equity	102,543	77,651
Total liabilities and stockholders’ equity	$211,185	$229,241

Note: The December 31, 2010 Condensed Consolidated Balance Sheet is derived from the audited Balance Sheet included in the Company’s Form 10-K for the fiscal year ended December 31, 2010.